Exhibit 99.B(d)(93)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
(formerly, SEI Financial Management Corporation)
and
Western Asset Management Company

As of March 24, 1997, as amended April 28, 2009 and March 28, 2018

SEI Institutional Managed Trust

Core Fixed Income Fund

U.S. Fixed Income Fund

Multi-Asset Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Western Asset Management Company

By:	By:
/s/ William T. Lawrence	/s/ Karlen Powett

Name:	Name:
William T. Lawrence	Karlen Powett

Title:	Title:
Vice President	Manager of Client Service and Marketing Support

Amended Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
(formerly, SEI Financial Management Corporation)
and
Western Asset Management Company

As of March 24, 1997, as amended December 13, 1999, July 1, 2003, November 4,
2005, April 28, 2009 and March 28, 2018

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Core Fixed Income Fund	[REDACTED]
U.S. Fixed Income Fund	[REDACTED]
Multi-Asset Income Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Western Asset Management Company

By:	By:
/s/ William T. Lawrence	/s/ Karen Powett

Name:	Name:
William T. Lawrence	Karen Powett

Title:	Title:
Vice President	Manager of Client Service and Marketing